Exhibit 10.11.2

AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
This AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), is made and effective as of December 6, 2017, by and between Intersections Inc. (the “Corporation”) and Michael R. Stanfield (“Executive”).
WHEREAS, the Corporation and the Executive entered into that certain Amended and Restated Employment Agreement, made as of January 10, 2017 (the “Employment Agreement”);
WHEREAS, pursuant to Section 4.a of the Employment Agreement, Executive is entitled to an annual salary (the “Base Salary”) of $855,000; and
WHEREAS, the Corporation desires to pay a portion of the Base Salary for 2018 in the form of an option to purchase common stock of the Corporation;
NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.
1.Solely for 2018, $200,000 of the Base Salary shall be paid in the form of an option (the “Option”) to purchase 238,095 shares of the Corporation’s common stock under the Corporation’s 2014 Stock Incentive Plan. The Option was granted on December 6, 2017 with an exercise price of $2.10 per share, and subject to such other terms and conditions as are set forth in the stock option grant agreement attached hereto as Attachment A. The remainder of the 2018 Base Salary shall be paid in cash.
2.Notwithstanding the foregoing, Executive’s Base Salary for all purposes under the Employment Agreement is $855,000.
3.Except as modified hereby, the Employment Agreement shall remain in full force and effect in accordance with all of the terms and conditions thereof. From and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.
4.The Agreement, as amended by this Amendment, constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous discussions, agreements and understandings, whether oral or written, that may have been made or entered into by or between the parties relating to the transactions contemplated hereby.
5.This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument. Signatures delivered by facsimile shall be effective for all purposes.
[Signatures on the following page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed effective as of the date first written above.

INTERSECTIONS INC.

By:	/s/ Ronald L. Barden
Name:	Ronald L. Barden
Title:	Chief Financial Officer

EXECUTIVE

/s/ Michael R. Stanfield
Michael R. Stanfield

ATTACHMENT A

Form of Stock Option Agreement